Exhibit 99.1

Phunware Announces 2018 Financial Results

Year-Over-Year Gross Margins Increase 2,060 Basis Points to 61.8%, Net Loss per share dropped 64%

AUSTIN, TX, March 19, 2019 (ORIGINAL: GLOBE NEWSWIRE) – Today Phunware, Inc. (NASDAQ: PHUN), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, announced financial results for the year ended December 31, 2018.

“We’re extremely proud to have completed our merger and commenced trading publicly on Nasdaq, particularly in light of tumultuous demands in the market,” said Alan S. Knitowski, Phunware’s CEO and Co-founder. “We are extremely excited to expose a broader global audience in the way brands and consumers interact through our MaaS enterprise cloud platform, which will enable much more trustworthy and transparent relationships on mobile.”

Full Year 2018 Financial Highlights

-	Net revenues increased 16% year-over-year to $30.9 million

-	Platform subscriptions and services revenue increased 18% to $19.4 million

-	Gross profit was $19.1 million, or 61.8% of net revenues, an $8.1 million increase, or 20.6 percentage points, over the prior year

-	Non-GAAP Adjusted EBITDA improved by $15.5 million to ($8.6) million compared to the prior year

-	Net loss per share improved $0.68 per share to ($0.38) compared to ($1.06) the prior year

-	Successfully completed merger with Stellar Acquisition III, Inc. (NASDAQ: STLR), and commenced trading as Phunware, Inc. (NASDAQ: PHUN)

“We are thrilled to have achieved nearly $31 million in net revenues, including 16% year-over-year growth, our highest performance in platform subscriptions and services to date and a material expansion of our gross margin to 61.8%,” said Phunware CFO Matt Aune. “We are also excited by the organic and inorganic growth opportunities ahead and believe that our 2018 performance positions us well as we prepare for our first full year as a public company.”

Safe Harbor Clause and Forward-Looking Statements:

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our Form 10-K filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information

Phunware uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor Phunware’s investor relations website in addition to following Phunware’s press releases, SEC filings, and public conference calls and webcasts.

About Phunware:

Phunware, Inc., is the pioneer of Multiscreen-as-a-Service (MaaS), a fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware helps the world’s most respected brands create category-defining mobile experiences, with more than one billion active devices touching its platform each month. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit www.phunware.com, www.phuncoin.com and follow @phunware and @phuncoin on all social media platforms.

Financial Results

Phunware, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash	$844	$308
Accounts receivable, net	3,606	6,206
Prepaid expenses and other current assets	272	385
Total current assets	4,722	6,899

Property and equipment, net	66	128
Goodwill	25,821	25,886
Intangible assets, net	521	901
Deferred tax asset – long term	64	-
Restricted cash	5,500	-
Other assets	187	187
Total assets	$36,881	$34,001

Liabilities, redeemable convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	$9,890	$3,548
Accrued expenses	3,028	8,796
Deferred revenue	2,629	1,044
Factored receivables payable	2,434	1,816
Short term notes payable – related party	1,993	-
Total current liabilities	19,974	15,204

Deferred tax liability	64	387
Deferred revenue	5,622	7,165
Deferred rent	17	98
Investor deposits	-	3,243
Total liabilities	25,677	26,097

Commitments and contingencies	-	-
Redeemable convertible preferred stock	5,377	-

Stockholders’ equity
Common stock	3	3
Additional paid in capital	118,062	110,265
Accumulated other comprehensive loss	(418)	(347)
Accumulated deficit	(111,820)	(102,017)
Total stockholders’ equity	5,827	7,904
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$36,881	$34,001

Phunware, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share information)

(Unaudited)

	Year Ended
	December 31,
	2018	2017

Net revenues	$30,883	$26,722
Cost of revenues	11,802	15,714
Gross profit	19,081	11,008
Operating expenses:
Sales and marketing	5,417	10,721
General and administrative	13,562	14,795
Research and development	6,965	11,108
Total operating expenses	25,944	36,624
Operating loss	(6,863)	(25,616)
Other expense:
Interest expense	(724)	(397)
Fair value adjustment for warrant liabilities	(54)	—
Impairment of digital currencies	(334)	—
Other expense	(2,202)	(13)
Total other expense	(3,314)	(410)
Loss before taxes	(10,177)	(26,026)
Income tax benefit	374	88
Net loss	(9,803)	(25,938)
Cumulative translation adjustment	(71)	127
Comprehensive loss	$(9,874)	$(25,811)
Net loss per share, basic and diluted	$(0.38)	$(1.06)
Weighted-average shares used to compute net loss per share, basic and diluted	25,556	24,519

Non-GAAP Financial Measures and Reconciliation

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as an alternative to revenue or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations include;

-	Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period;

-	Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations, and;

-	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations to Adjusted EBITDA by relying primarily on its GAAP results and using Adjusted EBITDA only for supplemental purposes. Adjusted EBITDA includes adjustments for items that may not occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. For example, it is useful to exclude non-cash, stock-based compensation expenses because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly across periods due to timing of new stock-based awards. We may also exclude certain discrete, unusual, one-time, or non-cash costs, including transaction costs and the income tax impact of adjustments in order to facilitate a more useful period-over-period comparison of its financial performance. Each of the normal recurring adjustments and other adjustments described in this paragraph help management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

Phunware, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Year Ended December 31,
	2018	2017

Net loss	$(9,803)	$(25,938)
Add back: Depreciation and amortization	434	1,438
Add back: Interest expense	724	397
Less: Income tax benefit	(374)	(88)
EBITDA	(9,019)	(24,191)
Add Back: Stock-based compensation	450	118
Adjusted EBITDA	$(8,569)	$(24,073)

Phunware, Inc.

Supplemental Information

(In thousands, except percentages)

(Unaudited)

	Year Ended December 31,		Change
	2018	2017	Amount	%

Revenue
Platform subscriptions and services	$19,409	$16,488	$2,921	17.7%
Application transaction	11,474	10,234	1,240	12.1%
Total revenue	$30,883	$26,722	$4,161	15.6%
Platform subscriptions and services as a percentage of total revenue	62.8%	61.7%
Application transactions as a percentage of total revenue	37.2%	38.3%

PR & Media Inquiries:

Sarah Miller

smiller@axis-entertainment.com

T: (310) 276-2220

Investor Relations:

Phunware, Inc.

investorrelations@phunware.com

T: (512) 693-4199